EXHIBIT G.

FORM

OF

CUSTODY AGREEMENT

BETWEEN

THE HUNTINGTON NATIONAL BANK

AND

VIRGINIA EQUITY FUND

CUSTODY AGREEMENT

This agreement (the "Agreement") is entered into as of the ___day of ________2009, by and between the Our Street Funds, Inc., a Maryland corporation having its principal office at 851 French Moore, Jr. Boulevard., Abingdon, VA 24210  (the "Corporation") and The Huntington National Bank,  a national banking association having its principal office at 41 South High Street, Columbus, Ohio 43215 (the "Custodian").

WHEREAS, the Corporation and the Custodian desire to enter into this Agreement to provide for the custody and safekeeping of the assets of the Corporation (or any series thereof) as required by the 1940 Act (as hereafter defined).

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, the Corporation and the Custodian agree as follows:

ARTICLE I.  DEFINITIONS

The following words and phrases, when used in this Agreement, unless the context otherwise requires, shall have the following meanings:

1940 Act - the Investment Company Act of 1940, as amended.

1934 Act - the Securities and Exchange Act of 1934, as amended.

Authorized Person - any person, whether or not any such person is an officer or employee of the Corporation, who is duly authorized by the Board of Directors of the Corporation to give Oral Instructions and Written Instructions on behalf of the Corporation or any Fund, and named in Appendix A attached hereto and as amended from time to time by resolution of the Board of Directors, certified by an Officer, and received by the Custodian.

Board of Directors - the Directors from time to time serving under the Corporation’s Articles of Incorporation, as from time to time amended.

Book-Entry System - a federal book-entry system as provided in Subpart O of Treasury Circular No. 300, 31 CFR 306, in Subpart B of 31 CFT Part 350, or in such book-entry regulations of federal agencies as are substantially in the form of Subpart O.

Business Day - any day recognized as a settlement day by The New York Stock Exchange, Inc. and any other day for which the Corporation computes the net asset value of Shares of any fund.

Depository - The Depository Trust Company ("DTC"), a limited purpose trust company, its successor(s) and its nominee(s).  Depository shall include any other clearing agency registered with the SEC under Section 17A of the 1934 Act which acts as a system for the central handling of Securities where all Securities of any particular class or series of an issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of the Securities, provided that the Custodian shall have received a copy of a resolution of the Board of Directors, certified by an Officer, specifically approving the use of such clearing agency as a depository for the Funds.

Dividend and Transfer Agent - the dividend and transfer agent appointed, from time to time, pursuant to a written agreement between the dividend and transfer agent and the Corporation.

Foreign Securities – (a) securities issued and sold primarily outside of the United States by a foreign government, a national of any foreign country, or a trust or other organization incorporated or organized under the laws of any foreign country, or; (b) securities issued or guaranteed by the government of the United States, by any state, by any political subdivision or agency thereof, or by any entity organized under the laws of the United States or of any state thereof, which have been issued and sold primarily outside of the United States.

Fund - each series of the Corporation listed in Appendix B and any additional series added pursuant to Proper Instructions.  An individual series of the Corporation is referred to as a "Fund" and  all series of the Corporation are referred to collectively referred to as the "Funds."

Money Market Security - debt obligations issued or guaranteed as to principal and/or interest by the government of the United States or agencies or instrumentalities thereof, commercial paper, obligations (including certificates of deposit, bankers' acceptances, repurchase agreements and reverse repurchase agreements with respect to the same), and time deposits of domestic banks and thrift institutions whose deposits are insured by the Federal Deposit Insurance Corporation, and short-term corporate obligations where the purchase and sale of such securities normally require settlement in federal funds or their equivalent on the same day as such purchase and sale, all of which mature in not more than thirteen (13) months.

FINRA – the Financial Industry Regulatory Authority

Officer - the Chairman, President, Secretary, Treasurer, any Vice President, Assistant Secretary or Assistant Treasurer of the Corporation.

Oral Instructions - instructions orally transmitted to and received by the Custodian from an Authorized Person and confirmed by Written Instructions in such a manner that such Written Instructions are received by the Custodian on the Business Day immediately following receipt of such Oral Instructions.

Proper Instructions - Oral Instructions or Written Instructions -   Proper Instructions may be continuing Written Instructions when deemed appropriate by both parties.

Prospectus – With respect to each Fund, the Fund’s then currently effective prospectus and Statement of Additional Information, as filed with and declared effective from time to time by the Securities and Exchange Commission.

Security or Securities - Money Market Securities, common stock, preferred stock, options, financial futures, bonds, notes, debentures, corporate debt securities, mortgages, bank certificates of deposit, bankers' acceptances, mortgage-backed securities or other obligations and any certificates, receipts, warrants, or other instruments or documents representing rights to receive, purchase, or subscribe for the same or evidencing or representing any other rights or interest therein, or any similar property or assets, including securities of any registered investment company, that the Custodian has the facilities to clear and to service.

SEC - the Securities and Exchange Commission of the United States of America.

Shares - with respect to a Fund, the units of beneficial interest issued by the Trust on account of such Fund.

Corporation - the entity organized as a corporation  under the laws of Maryland which is registered as an open-end management investment company under the 1940 Act.

Written Instructions - communications in writing actually received by the Custodian from an Authorized Person.  A communication in writing includes a communication transmitted by facsimile, telex or between electro-mechanical or electronic devices (where the use of such devices have been approved by resolution of the Board of Directors and the resolution is certified by an Officer and delivered to the Custodian).  All written communications shall be directed to the Custodian as follows: Attention: Institutional Trust Custody Group.

ARTICLE II

APPOINTMENT AND ACCEPTANCE

  DELIVERY OF DOCUMENTS

A.

Appointment of Custodian

The Trust hereby constitutes and appoints the Custodian as custodian of all Securities and cash owned by each Fund at any time during the term of this Agreement.

B.

Acceptance of Custodian

The Custodian hereby accepts appointment as such custodian and agrees to perform the duties thereof as hereinafter set forth.

C.

Documents to be Delivered

1.

The following documents, including any amendments thereto, will be delivered to the Custodian by the Trust contemporaneously with the execution of the Agreement,:

2.

A copy of the Declaration of Trust of the Trust certified by the Secretary. A copy of the By-Laws of the Trust certified by the Secretary.

3.

A copy of the resolution of the Board of Trustees of the Trust appointing the Custodian, certified by the Secretary.

4.

A copy of the Prospectus of any Fund listed on Appendix B in the form in which the Corporation proposes to file such Prospectus with the SEC prior to effectiveness of the Corporation’s Registration Statement on Form N-1A with respect to such Fund, it being understood that upon effectiveness of such Registration Statement, the Corporation will deliver to the Custodian the Prospectus of such Fund in the form in which it will be made available to investors, together with any supplements or amendments thereto.

5.

A Certificate of the President and Secretary of the Corporation  setting forth the names and signatures of all Authorized Persons.

D.

Notice of Appointment of Dividend and Transfer Agent

The Corporation agrees to notify the Custodian in writing of the appointment, termination or change in appointment of any Dividend and Transfer Agent.

ARTICLE III

RECEIPT OF ASSETS  OF THE FUNDS

A.

Delivery of Moneys

During the term of this Agreement, the Corporation  will deliver or cause to be delivered to the Custodian all moneys to be held by the Custodian for the account of any Fund.  The Custodian shall be entitled to reverse any deposits made on any Fund's behalf where such deposits have been entered and moneys are not finally collected within 20 days of the making of such entry.

B.

Delivery of Securities

 During the term of this Agreement, the Corporation will deliver or cause to be delivered to the Custodian all Securities to be held by the Custodian for the account of any Fund.  The Custodian will not have any duties or responsibilities with respect to such Securities until actually received by the Custodian.  The Custodian is hereby authorized by the Corporation, acting on behalf of a Fund, to actually deposit any assets of the Fund in the Book-Entry System or in a Depository, provided, however, that the Custodian shall always be accountable to the Corporation for the assets of the Fund so deposited.  Assets deposited in the Book-Entry System or the Depository will be represented in accounts which include only assets held by the Custodian for its customers, including but not limited to accounts in which the Custodian acts in a fiduciary or representative capacity.

C.

Payments for Shares

As and when received, the Custodian shall deposit to the account(s) of a Fund any and all payments for Shares of that Fund issued or sold from time to time as they are received from the Corporation’s principal underwriter  or Dividend and Transfer Agent or from the Corporation itself.

D.

Duties Upon Receipt

The Custodian shall not be responsible for any Securities, moneys or other assets of any Fund until actually received.

ARTICLE IV

DISBURSEMENT OF FUND ASSETS

A.  Declaration of Dividends by a Fund

The Corporation shall furnish to the Custodian a copy of the resolution of the Board of Ddirectors of a Fund, certified by the Secretary of the Corporation, which either (1) sets forth the date of the declaration of any dividend or distribution in respect of Shares of any Fund, the date of payment thereof, the record date as of which the Fund shareholders entitled to payment shall be determined, the amount payable per share to Fund shareholders of record as of that date, and the total amount to be paid by the Dividend and Transfer Agent on the payment date, or (2) authorizes the declaration of dividends and distributions in respect of Shares of a Fund on a daily basis and authorizes the Custodian to rely on Written Instructions setting forth the date of the declaration of any such dividend or distribution, the date of payment thereof, the record date as of which the Fund shareholders entitled to payment shall be determined, the amount payable per share to Fund shareholders of record as of that date, and the total amount to be paid by the Dividend and Transfer Agent on the payment date.

On the payment date specified in the resolution or Written Instructions described above, the Custodian shall segregate such amounts from moneys held for the account of the Fund so that they are available for such payment.

B.

Segregation of Redemption Proceeds

Upon receipt of Proper Instructions, the Custodian shall segregate amounts necessary for the payment of redemption proceeds to be made by the Dividend and Transfer Agent from moneys held for the account of the Fund so that they are available for such payment as directed.

C.

Disbursements of Custodian

Upon receipt of a Written Instruction directing payment and setting forth the name and address of the person to whom such payment is to be made, the amount of such payment, the name of the Fund from which payment is to be made, and the purpose for which payment is to be made, the Custodian shall disburse amounts as and when directed from the assets of that Fund.  The Custodian is authorized to rely on such directions and shall be under no obligation to inquire as to the propriety of such directions.

D.  Payment of Custody Fees

Upon receipt of Written Instructions directing payment, the Custodian shall disburse moneys from the assets of a Fund in payment of the Custodian's fees and expenses as provided in Article VIII hereof.

ARTICLE V

CUSTODY OF ASSETS OF THE FUNDS

A.

Separate Accounts for Each Fund

As to each Fund, the Custodian shall open and maintain a separate bank account or accounts in the United States in the name of the Corporationcoupled with the name of such Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement, and shall hold all cash received by it from or for the account of the Fund, other than cash maintained by the Fund in a bank account established and used by the Fund in accordance with Rule 17f-3 under the Act.  Moneys held by the Custodian on behalf of a Fund may be deposited by the Custodian to its credit as Custodian in the banking department of the Custodian.  Such moneys shall be deposited by the Custodian in its capacity as such, and shall be available for withdrawal by the Custodian only in such capacity.

B.

Segregation of Non-Cash Assets

All Securities and non-cash property held by the Custodian for the account of a Fund (other than Securities maintained in a Depository or Book-entry System) shall be physically segregated from other Securities and non-cash property in the possession of the Custodian (including the Securities and non-cash property of the other Funds) and shall be identified as subject to this Agreement.

C.

Securities in Bearer and Registered Form

 All Securities held which are issued or issuable only in bearer form, shall be held by the Custodian in that form; all other Securities held for a Fund may be registered in the name of the Custodian, any sub-custodian appointed in accordance with this Agreement, or the nominee of any of them.  The Corporation  agrees to furnish to the Custodian appropriate instruments to enable the Custodian to hold, or deliver in proper form for transfer, any Securities that it may hold for the account of any Fund and which may, from time to time, be registered in the name of a Fund.

D.

Duties of Custodian as to Securities

Unless otherwise instructed by the Corporation, with respect to all Securities held for any Fund, the Custodian shall on a timely basis (concerning items 1 and 2 below, as defined in the Custodian's Mutual Fund Custody Model, as amended from time to time, annexed hereto as Appendix D):

1.

Collect all income due and payable with respect to such securities;

2.

Present for payment and collect amounts payable upon all Securities which may mature or be called, redeemed, or retired, or otherwise become payable;

3.

Surrender interim receipts or Securities in temporary form for Securities in definitive form; and

4.

Execute, as Custodian, any necessary declarations or certificates of ownership under the Federal income tax laws or the laws or regulations of any other taxing authority, including any foreign taxing authority, now or hereafter in effect.

5.

E.

Certain Actions Upon Written Instructions

Upon receipt of a Written Instructions and not otherwise, the Custodian shall:

1

Execute and deliver to such persons as may be designated in such Written Instructions proxies, consents, authorizations, and any other instruments whereby the authority of the Corporation as beneficial owner of any Securities may be exercised;

2.

Deliver any Securities in exchange for other Securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation, or recapitalization of any corporation, or the exercise of any conversion privilege;

3.

Deliver any Securities to any protective committee, reorganization committee, or other person in connection with the reorganization, refinancing, merger, consolidation, recapitalization, or sale of assets of any corporation, and receive and hold under the terms of this Agreement such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;

4.

Make such transfers or exchanges of the assets of any Fund and take such other steps as shall be stated in the Written Instructions for the purpose of effectuating any duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Corporation or any series thereof; and

5.

Deliver any Securities held for any Fund to the depository agent for tender or other similar offers.

F.

Custodian to Deliver Proxy Materials

The Custodian shall promptly deliver to the Corporation all notices, proxy material and executed but unvoted proxies pertaining to shareholder meetings of Securities held by any Fund.  The Custodian shall not vote or authorize the voting of any Securities or give any consent, waiver or approval with respect thereto unless so directed by Written Instructions.

G.

Custodian to Deliver Tender Offer Information

The Custodian shall promptly deliver to the Corporation all information received by the Custodian and pertaining to Securities held by any Fund with respect to tender or exchange offers, calls for redemption or purchase, or expiration of rights as described in the Mutual Fund Custody Model attached as Appendix D.  If the Corporation, acting on behalf of a Fund, desires to take action with respect to any tender offer, exchange offer or other similar transaction, the Corporation shall notify the Custodian at least five Business Days prior to the date on which the Custodian is to take such action.  The Corporation will provide, or cause to be provided,  to the Custodian all relevant information for any Security which has unique put/option provisions at least five Business Days prior to the beginning date of the tender period.

H.

Custodian to Deliver Security and Transaction Information

On each Business Day that the Federal Reserve Bank is open, the Custodian shall furnish the Corporation with a detailed statement of monies held for any Fund under this Agreement and with confirmations and a summary of all transfers to or from the account of the Fund.  At least monthly,  and from time to time, the Custodian shall furnish the Corporation with a detailed statement of the Securities held for the Fund under this Agreement.  Where Securities are transferred to the account of a Fund without physical delivery, the Custodian shall also identify as belonging to the Fund a quantity of Securities in a fungible bulk of Securities registered in the name of the Custodian (or its nominee) or shown on the Custodian's account on the books of the Book-Entry System or the Depository.  With respect to information provided by this section, it shall not be necessary for the Custodian to provide notice as described by Article XI Section F. Notices to the Corporation; it shall be sufficient to communicate by such means as shall be mutually agreeable to the Corporation and the Custodian.

ARTICLE VI

PURCHASE AND SALE OF SECURITIES

A.

Purchase of Securities.  Promptly after each purchase of Securities by a Fund, the Fund shall deliver to the Custodian (i) with respect to each purchase of Securities which are not Money Market Securities, Written Instructions, and (ii) with respect to each purchase of Money Market Securities, Proper Instructions, specifying with respect to each such purchase the:

1.

name of the issuer and the title of the Securities

2.

the number of shares, principal amount purchased (and accrued interest, if any) or other units purchased,

3.

date of purchase and settlement,

4.

purchase price per unit,

5.

total amount payable,

6.

name of the person from whom, or the broker through which, the purchase was made,

7.

the name of the person to whom such amount is payable, and

6.

the Fund for which the purchase was made

The Custodian shall, against receipt of Securities purchased by or for any Fund, pay out of the moneys held for the account of such Fund the total amount specified in the Written Instructions, or Oral Instructions, if applicable, to the person named therein.  The Custodian shall not be under any obligation to pay out moneys to cover the cost of a purchase of Securities for a Fund, if in the relevant Fund custody account there is insufficient cash available to the Fund for which such purchase was made.  With respect to any repurchase agreement transaction for the Funds, the Custodian shall assure that the collateral reflected on the transaction advice is received by the Custodian.

B.

Sale of Securities

Promptly after each sale of Securities by a Fund, the Corporation acting on behalf of that Fund shall deliver to the Custodian (i) with respect to each sale of Securities which are not Money Market Securities, Written Instructions, and (ii) with respect to each sale of Money Market Securities, Proper Instructions, specifying with respect to each such sale the:

1.

name of the issuer and the title of the Securities

2.

number of shares, principal amount sold (and accrued interest, if any) or other units sold,

3.

date of sale and settlement,

4.

sale price per unit,

5.

total amount receivable,

6.

name of the person to whom, or the broker through which, the sale was made,

7.

name of the person to whom such Securities are to be delivered, and

8.

Fund for which the sale was made

The Custodian shall deliver the Securities against receipt of the total amount specified in the Written Instructions, or Oral Instructions, if applicable.

C.

Delivery Versus Payment for Purchases and Sales

Purchases and sales of Securities effected by the Custodian will be made on a delivery versus payment basis.  The Custodian may, in its sole discretion, upon receipt of Written Instructions, elect to settle a purchase or sale transaction in some other manner, but only upon notice to and receipt of acceptable indemnification from the Fund.

D.

Payment on Settlement Date

On contractual settlement date, the account of a Fund will be charged for all purchased Securities settling on that day, regardless of whether or not delivery is made. Likewise, on contractual settlement date, proceeds from the sale of Securities settling that day will be credited to the account of the Fund, irrespective of delivery on such date.

 Exceptions to contractual settlement on purchases and sales, that will continue to settle delivery versus payment, include real estate, venture capital, international trades, open-ended mutual funds, non standard depository settlements and in-kind trades.

E.

Segregated Accounts

The Custodian shall, upon receipt of Proper Instructions so directing it, establish and maintain a segregated account or accounts for and on behalf of a Fund.  Cash and/or Securities may be transferred into such account or accounts for specific purposes,including, but not limited to the following:

1.

In accordance with the  provision of any agreement among the Trust, the Custodian, and a broker-dealer registered under the 1934 Act, and also a member of FINRA (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange, the Commodity Futures Trading Commission, any registered contract market, or any similar organization or organizations requiring escrow or other similar arrangements in connection with transactions by the Fund;

2.

For purposes of segregating cash or Securities in connection with options purchased, sold, or written by the Fund or commodity futures contracts or options thereon purchased or sold by the Fund;

3.

For the purpose of compliance by the Fund with the procedures required for reverse repurchase agreements, firm commitment agreements, standby commitment agreements, short sales, or any other securities by Act Release No. 10666, or any subsequent release or releases or rule of the SEC relating to the maintenance of segregated accounts by registered investment companies;

4.

For the purpose of segregating collateral for loans of Securities made by the Fund to the extent that such loans are permitted by applicable laws, rules, regulations the Corporation’s Registration Statement on Form N-1A as it relates to such Fund; and

5.

For other proper corporate purposes, but only upon receipt of, in addition to Proper Instructions, a copy of a resolution of the Board of Directors , certified by an Officer, setting forth the purposes of such segregated account.

Each segregated account established hereunder shall be established and maintained for a single Fund only.  All Proper Instructions relating to a segregated account shall specify the Fund involved.

F.

Advances for Settlement

Except as otherwise may be agreed upon by the parties hereto, the Custodian shall not be required to comply with any Written Instructions to settle the purchase of any Securities on behalf of a Fund unless there is sufficient cash in the account(s) pertaining to such Fund at the time,  or to settle the sale of any Securities from such an account(s) unless such Securities are in deliverable form.  Notwithstanding the foregoing, if the purchase price of such Securities exceeds the amount of cash in the account(s) at the time of such purchase, the Custodian may, in its sole discretion, advance the amount of the difference in order to settle the purchase of such Securities.  The amount of any such advance shall be deemed a loan from the Custodian to the Corporation, payable on demand and bearing interest accruing from the date such loan is made up to but not including the date such loan is repaid at the rate per annum customarily charged by the Custodian on similar loans, it being understood that the applicable rate of interest shall not exceed ____% per annum, unless the Custodian obtains the express written consent of the Corporation acting on behalf of such Fund.

ARTICLE VII

INDEBTEDNESS OF A FUND

A.

Borrowings

In connection with any borrowings by the Corporation acting on behalf of a Fund,  the Corporation  will cause to be delivered to the Custodian by a bank or broker requiring Securities as collateral for such borrowings (including the Custodian if the borrowing is from the Custodian), a notice or undertaking in the form currently employed by such bank or broker setting forth the amount of collateral.  The Corporation shall promptly deliver to the Custodian Written Instructions specifying with respect to each such borrowing: (a) the name of the bank or broker, (b) the amount and terms of the borrowing, which may be set forth by incorporating by reference an attached promissory note duly endorsed by the Corporation on behalf of the Fund, or a loan agreement, (c) the date, and time if known, on which the loan is to be entered into, (d) the date on which the loan becomes due and payable, (e) the total amount  of loan proceeds payable to the  Fund on the date of borrowing, and (f) the description of the Securities securing the loan, including the name of the issuer, the title and the number of shares or other units or the principal amount.  The Custodian shall deliver on the date of borrowing specified in the Written Instructions,  the collateral required against the lender's delivery of the total loan amount then payable, provided that the same conforms to that which is described in the Written Instructions.  The Custodian shall deliver, in the manner directed by the Corporation, such Securities as additional collateral, as may be specified in Written Instructions, to secure further any transaction described in this Article VII.  The Corporation shall cause all Securities released from collateral status to be returned directly to the Custodian and the Custodian shall receive from time to time such return of collateral as may be tendered to it.

The Custodian may, at the option of the lender, keep such collateral in its possession, subject to all rights therein given to the lender because of the loan.  The Custodian may require such reasonable conditions regarding such collateral and its dealings with third-party lenders as it may deem appropriate.  It is expressly understood that borrowings effected by the Custodian hereunder shall be made only in compliance with the Corporation’s then effective Registration Statement on Form N-1A as the same relates to the investment policies and restrictions of the Fund.

B.

Advances

 With respect to any advances of cash made by the Custodian to or for the benefit of a Fund for any purpose which results in the Fund incurring an overdraft at the end of any Business Day, such advance shall be repayable immediately upon demand made by the Custodian at any time.  The Custodian may, in its sole discretion, charge interest accruing from the date of such overdraft up to, but not including,  the date of such repayment at the rate per annum customarily charged by the Custodian on similar overdrafts, it being understood that the applicable rate of interest shall not exceed ____% per annum, unless the Custodian obtains the express written consent of the Corporation  acting on behalf of such Fund (i.e. for the payment of such interest).

ARTICLE VIII

STANDARD OF CARE/INDEMNIFICATION

A.

Limitations on Liability of Custodian/Indemnification

Except as otherwise provided herein, the Custodian shall not be liable for any loss or damage, including counsel fees, resulting from its action or omission to act or otherwise, except for any such loss or damage arising out of its negligence or misconduct.  The Corporation, acting on behalf of the Fund and only from assets of the Fund (or insurance purchased by the Corporation with respect to its liabilities on behalf of the Fund hereunder), shall defend, indemnify and hold harmless the Custodian and its directors, officers, employees and agents with respect to any loss, claim, liability or cost (including reasonable attorneys' fees) arising or alleged to arise from or relating to the Corporation’s duties hereunder or any other action or inaction of the Corporation or its directors officers, employees or agents, except such losses, claims,  liabilies or costs (including reasonable attorneys' fees)  as may arise from the negligent action, negligent omission, misconduct or any breach of this Agreement by the Custodian, its directors, officers, employees or agents.

The Custodian shall defend, indemnify and hold harmless the Corporation and its directors, officers, employees or agents with respect to any loss, claim, liability or cost (including reasonable attorneys' fees) arising or alleged to arise from or relating to the Custodian's duties as specifically set forth in this agreement with respect to the Fund hereunder or any other action or inaction of the Custodian or its directors, officers, employees, agents, nominees, or Sub-Custodians as to the Fund, except such losses, claims,  liabilies or costs (including reasonable attorneys' fees)  as may arise from the negligent action, omission or misconduct of the Corporation, its directors, officers, employees, or agents.

 The Custodian may, with respect to questions of law, apply for and obtain the advice and opinion of counsel to the Fund at the expense of the Fund, or of its own counsel at its own expense, and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with the advice or opinion of counsel to the Fund, and shall be similarly protected with respect to anything done or omitted by it in good faith in conformity with advice or opinion of its counsel, unless counsel to the Fund shall, within a reasonable time after being notified of legal advice received by the Custodian, have a differing interpretation of such question of law.  In the event that the Custodian exercises its rights hereunder to seek the advice and opinion of Counsel to the Fund at the expense of the Fund, it shall provide 5 business days’ advance written notice to the Corporation of its intention to seek such advice and opinion of Counsel to the Fund.

The Custodian shall be liable to the Corporation for any proximate loss or damage resulting from the use of the Book-Entry System or any Depository arising by reason of any negligence, misfeasance or misconduct on the part of the Custodian or any of its employees, agents, nominees or Sub-Custodians, but not for any special, incidental, consequential, or punitive damages unless the Custodian shall have been negligent in retaining the services of any agent or sub-custodian (other than those listed on Appendix C annexed hereto) pursuant to the Custodian’s authority under Section VIII.E. hereof.   Notwithstanding the foregoing, nothing contained herein shall preclude recovery by the Corporation, on behalf of the Fund, of principal and of interest to the date of recovery on Securities incorrectly omitted from the Fund's account or penalties imposed on  the Corporation or any series thereof , in connection with a Fund, for any failure(s) to deliver Securities.

In any case in which one party hereto may be asked to indemnify the other or hold the other harmless, the party from whom indemnification is sought (the "Indemnifying Party") shall be advised of all pertinent facts concerning the situation in question, and the party claiming a right to indemnification (the "Indemnified Party") will use reasonable care to identify and notify the Indemnifying Party promptly concerning any situation which presents or appears to present a claim for indemnification against the Indemnifying Party.  The Indemnifying Party shall have the option to defend the Indemnified Party against any claim which may be the subject of the indemnification, and in the event the Indemnifying Party so elects, such defense shall be conducted by counsel chosen by the Indemnifying Party and reasonably satisfactory to the Indemnified Party and the Indemnifying Party will so notify the Indemnified Party and thereupon such Indemnifying Party shall take over the complete defense of the claim and the Indemnifying Party shall sustain no further legal or other expenses in such situation for which indemnification has been sought under this paragraph, except the expenses of any additional counsel retained by the Indemnified Party.  In no case shall any party claiming the right to indemnification confess any claim or make any compromise in any case in which the other party has been asked to indemnify such party (unless such confession or compromise is made with such other party's prior written consent).  The provisions of this section VIII. A. shall survive the termination of this Agreement.

B.  Actions not Required of Custodian

Without limiting the generality of the foregoing, the Custodian, acting in the capacity of Custodian hereunder, shall be under no obligation to inquire into, and shall not be liable for:

1.

The validity of the issue of any Securities purchased by or for the account of any Fund, the legality of the purchase thereof, or the propriety of the amount paid therefor;

2.

The legality of the sale of any Securities by or for the account of any Fund, or the propriety of the amount for which the same are sold;

3.

The legality of the issue or sale of any Shares of any Fund, or the sufficiency of the amount to be received therefor;

4.

The legality of the redemption of any Shares of any Fund, or the propriety of the amount to be paid therefor;

5.

The legality of the declaration or payment of any dividend by the Trust in respect of Shares of any Fund;

6.

The legality of any borrowing by the Trust on behalf of the Trust or any Fund, using Securities as collateral;

7.

Whether the Corporation or a Fund is incompliance with the 1940 Act, the regulations thereunder, the provisions of the Corporation’s charter documents or by-laws, or its investment objectives and policies as then in effect.

C.

No Duty to Collect Amounts Due From Dividend and Transfer Agent

The Custodian shall not be under any duty or obligation to take action to effect collection of any amount due to the the Corporation or a Fund from any Dividend and Transfer Agent of the Corporation or a Fund, nor to take any action to effect payment or distribution by any Dividend and Transfer Agent of the Corporation or Fund of any amount paid by the Custodian to any Dividend and Transfer Agent of the Trust in accordance with this Agreement.

D.

No Enforcement Actions

Notwithstanding Section D of Article V, the Custodian shall not be under any duty or obligation to take action, by legal means or otherwise, to effect collection of any amount, if the Securities upon which such amount is payable are in default, or if payment is refused after due demand or presentation, unless and until (i) it shall be directed to take such action by Written Instructions and (ii) it shall be assured to its satisfaction (including prepayment thereof) of reimbursement of its costs and expenses in connection with any such action.

E.

Authority to Use Agents and Sub-Custodians

The Corporation acknowledges and hereby authorizes the Custodian to hold Securities through its various agents described in Appendix C annexed hereto.  In addition, the Corporation acknowledges that the Custodian may appoint one or more financial institutions, as agent or agents or as sub-custodian or sub-custodians, including, but not limited to, banking institutions located in foreign countries, for the purpose of holding Securities and moneys at any time owned by the Fund. The Custodian shall not be relieved of any obligation or liability under this Agreement in connection with the appointment or activities of such agents or sub-custodians.  The Custodian shall not appoint any such agent or sub-custodian  pursuant to its authority hereunder unless it shall have determined that such agent or sub-custodian  is qualified to serve as such for assets of investment companies registered under the 1940 Act.  The Fund shall reimburse the Custodian for all costs incurred by the Custodian in connection with opening accounts with any such agents or sub-custodians.  Upon request, the Custodian shall promptly forward to the Trust any documents it receives from any agent or sub-custodian appointed hereunder which may assist trustees of registered investment companies to fulfill their responsibilities under Rule 17f-5 of the Act.

F.

No Duty to Supervise Investments

The Custodian shall not be under any duty or obligation to ascertain whether any Securities at any time delivered to or held by it for the account of the Corporation or a Fund are such as properly may be held by the Corporation or a Fund under the provisions of the Articles of Incorporation and the Trust's By-Laws.

G.

All Records Confidential

The Custodian shall treat all records and other information relating to the Corporation and the assets of all Funds as confidential and shall not disclose any such records or information to any other person unless (i) the Corporation shall have consented thereto in writing or (ii) such disclosure is compelled by law.  If such disclosure is required by law, the Custodian shall first notify the Corporation in writing of all records as to which disclosure is required, prior to making such disclosure.

H.

Compensation of Custodian

The Custodian shall be entitled to receive,  and the Trust agrees to pay to the Custodian, for the Fund's account from the Fund's assets only, such compensation as shall be determined pursuant to Appendix E attached hereto, or as shall be determined pursuant to amendments to Appendix E as approved by the Custodian and the Corporation.    The Custodian shall be entitled to charge against any money held by it for the accounts of the Fund the amount of any loss, damage, liability or expense, including counsel fees, for which it shall be entitled to reimbursement under the provisions of this Agreement as determined by agreement of the Custodian and the Corporation or by the final order of any court or arbitrator having jurisdiction and as to which all rights of appeal shall have expired.  The expenses which the Custodian may charge against the account of a Fund include, but are not limited to, the expenses of agents or Sub-Custodians incurred in settling transactions involving the purchase and sale of Securities of the Fund to the extent such agents or Sub-Custodians have been properly engaged in accordance with the authority of the Custodian hereunder.

I.

Reliance Upon Instructions

The Custodian shall be entitled to rely upon any Proper Instructions if such reliance is made in good faith.  The Corporation agrees to forward to the Custodian Written Instructions confirming Oral Instructions in such a manner so that such Written Instructions are received by the Custodian, whether by hand delivery, telex, facsimile or otherwise, on the same Business Day on which such Oral Instructions were given.  The Corporation agrees that the failure of the Custodian to receive such confirming instructions shall in no way affect the validity of the transactions or enforceability of the transactions hereby authorized by the Corporation.  The  Corporation agrees that the Custodian shall incur no liability to the Corporation for acting upon Oral Instructions given to the Custodian hereunder concerning such transactions.

J.

Books and Records

The Custodian will (i) set up and maintain proper books of account and complete records of all transactions in the accounts maintained by the Custodian hereunder in such manner as will meet the obligations of any Fund under the 1940 Act, with particular attention to Section 31 thereof and Rules 3la-1 and 3la-2 thereunder, it being understood that those records are and shall remain the property of the Corporation, and (ii) preserve for the periods prescribed by applicable Federal statute or regulation all records required to be so preserved.  All such books and records shall be the property of the Corporation, and shall be available, upon request, for inspection by duly authorized officers, employees or agents of the Corporation and employees of the SEC.

K.  Internal Accounting Control Systems and Other Matters of Interest to the Corporation

The Custodian shall send to the Corporation any report received on the systems of internal accounting control of the Custodian, or its agents or sub-custodians, as the Trust may reasonably request from time to time.  The Custodian acknowledges that the Corporation is required to maintain various policies and procedures which, among other things, require (i) compliance with the 1940 Act and rules thereunder; and (ii) oversight of the Corporation’s service providers, including, without limitation, its Custodian.  The Custodian hereby agrees that it will cooperate fully with the Corporations directors and officers (including its Chief Compliance Officer) in providing such information to the Corporation, its directors and officers (including its Chief Compliance Officer) as they may reasonably request in connection with the discharge of their respective duties under the 1940 Act, the rules and regulations thereunder as well as such mandates are may be relevant as a result of informal positions taken by the staff of the Securities and Exchange Commission.

L.

No Management of Assets by Custodian

The Custodian performs only the services of a custodian and shall have no responsibility for the management, investment or reinvestment of the Securities or other assets from time to time owned by any Fund.  The Custodian is not a selling agent for Shares of any Fund and performance of its duties as custodian shall not be deemed to be a recommendation to any Fund's depositors or others of Shares of the Fund as an investment.

M.

Assistance to Trust

The Custodian shall take all reasonable action, that the Corporation may from time to time request, to assist the Corporation in obtaining favorable opinions from the Corporation's independent accountants, with respect to the Custodian's activities hereunder, in connection with the preparation of the Fund's Form N- IA, Form N-SAR, or other annual reports to the SEC.

ARTICLE IX

TERMINATION

A.

Termination

Either party hereto may terminate this Agreement for any reason by giving to the other party a notice in writing specifying the date of such termination, which date  shall be not less than thirty (30) days after the date of giving of such notice.  If such notice is given by the Corporation, it shall be accompanied by a copy of a resolution of the Board of Directors, certified by the Secretary of the Corporation, reflecting the decision of the Board of Directors  to terminate this Agreement and designating a successor custodian or custodians,  each of which shall be a bank or trust company having not less than $100,000,000 aggregate capital, surplus, and undivided profits.  In the event such notice is given by the Custodian, the Corporation shall, on or before the termination date, deliver to the Custodian a copy of a resolution of the Board of Directors certified by the Secretary, designating a successor custodian or custodians to act on behalf of the Corporation.  In the absence of such designation by the Corporation, the Custodian may designate a successor custodian which shall be a bank or trust company having not less than $100,000,000 aggregate capital, surplus, and undivided profits.  Upon the date set forth in a notice provided in accordance with this Section IX.A., this Agreement shall terminate, and the Custodian, provided that it has received a notice of acceptance by the successor custodian, shall deliver, on that date, directly to the successor custodian all Securities and monies then owned by the Fund and held by it as Custodian.  Upon termination of this Agreement, the Corporation shall pay to the Custodian on behalf of the any Fund such compensation as may be due as of the date of such termination.

B.

Failure to Designate Successor Custodian

If a successor custodian is not designated by the Corporation, or by the Custodian in accordance with the preceding paragraph, or the designated successor cannot or will not serve as such, the Corporation shall, upon the delivery by the Custodian to the Corporation of all Securities (other than Securities held in the Book-Entry System which cannot be delivered to the Corporation) and moneys then owned by the Corporation, be deemed to be the custodian for the Corporation, and the Custodian shall thereby be relieved of all duties and responsibilities pursuant to this Agreement, other than the duty with respect to Securities held in the Book-Entry System, which cannot be delivered to the Corporation, which shall be held by the Custodian in accordance with this Agreement.

ARTICLE X

Force Majeure

Neither the Custodian nor the Corporation shall be liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; strikes; epidemics; riots;  labor disputes; acts of civil or military authority; governmental actions; or inability to obtain labor, material, equipment or transportation; provided, however, that the Custodian, in the event of a failure or delay, shall use its best efforts to ameliorate the effects of any such failure or delay.

ARTICLE XI

MISCELLANEOUS

A.

Designation of Authorized Persons

 Appendix A sets forth the names and the signatures of all Authorized Persons as of this date, as certified by the Secretary of the Corporation.  The Corporation agrees to furnish to the Custodian a new Appendix A in form similar to the attached Appendix A, if any present Authorized Person ceases to be an Authorized Person or if any other or additional Authorized Persons are elected or appointed.  Until such new Appendix A shall be received, the Custodian shall be fully protected in acting under the provisions of this Agreement upon Oral Instructions or signatures of the then current Authorized Persons as set forth in the last delivered Appendix A.

B.

Limitation of Personal Liability

No recourse under any obligation under this Agreement or for any claim based thereon shall be had against any organizer, shareholder, officer, director, past, present or future as such, of the Corporation or of any predecessor or successor, either directly or through the Corporation or any such predecessor or successor, whether by virtue of any constitution, statute or rule of law or equity, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that this Agreement and the obligations thereunder are enforceable solely against the assets of the various Funds, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the organizers, shareholders, officers, or directors of the Corporation or of any predecessor or successor, or any of them as such, because of the obligations contained in this Agreement or implied therefrom and that any and all such liability is hereby expressly waived and released by the Custodian as a condition of, and as a consideration for, the execution of this Agreement.

C.

Authorization By Board

The obligations set forth in this Agreement which shall apply the Corporation have been authorized by the Board of Directors of the Corporation , acting as such,  for and on behalf of the Corporation, pursuant to the authority vested in them under the laws of the State of Maryland as well as the Articles of Incorporation and the By-Laws of the Corporation.  This Agreement has been executed by Officers of the Corporation in their capacities as such, and not individually, it being understood that  the obligations set forth herein are not binding upon any of the directors, officers, agents or holders of shares, personally, but bind only the Corporation and then only to the extent of the assets of a particular series of the Corporation.

D.

Custodian's Consent to Use of Its Name

The Corporation shall obtain the Custodian's consent prior to the publication and/or dissemination or distribution, of the Prospectus and any other documents (including advertising material) that mention the Custodian specifically  (other than merely by name and address including a reference to the Custodian’s role as such).

E.

Notices to Custodian

Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, shall be sufficiently given if addressed to the Custodian and mailed or delivered to it at its offices at The Huntington National Bank, Easton Business Service Center, 7 Easton Oval EA4E72, Columbus, Ohio, 43219, attention Director Mutual Fund Custody, or at such other place as the Custodian may from time to time designate in writing.

F.

Notices to Trust

Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Corporation shall be sufficiently given when delivered to the Corporation or on the second Business Day following the time such notice is deposited in the U.S. mail postage prepaid and addressed to the Corporation at its office at 223 Main Street, Wise, Virginia 24293 or at such other place as the Corporation may from time to time designate in writing.

.

G.

 Amendments In Writing

With the exception of the Appendices, this Agreement may not be amended or modified in any manner except by a written agreement executed by both parties with like formality as this Agreement, and authorized and approved by a resolution of the Board of Trustees of the Corporation.

H.

 Successors and Assigns

This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Corporation or by the Custodian, and no attempted assignment by the Corporation or the Custodian shall be effective without the written consent of the other party hereto.

 I.

Governing Law

This Agreement shall be construed in accordance with the laws of the State of Ohio.

K.

Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

L.

Headings

The headings of paragraphs in this Agreement are for convenience of reference only and shall not affect the meaning or construction of any provision of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective Officers, thereunto duly authorized as of the day and year first above written.

WITNESS:

CORPORATION:

Our Street Funds, Inc.

__________________________

By:_____________________________________

Its:_President

WITNESS:

CUSTODIAN:

The Huntington National Bank

___________________________

By:_____________________________________

Its:_______________________________________

APPENDIX A

Authorized Persons

Specimen Signatures

Chairman:

__________________

__________________________________

President:

Gary R. Stratton

__________________________________

Secretary:

J.C. Schwiengrouber

__________________________________

Treasurer:

_________________

__________________________________

Senior Vice

 President:

__________________

__________________________________

Assistant

 Secretary:

_________________

_________________________________

Assistant

 Treasurer:

__________________

__________________________________

Adviser Employees:

__________________

__________________________________

__________________

__________________________________

Transfer Agent/Fund Accountant

Employees:

_______________

__________________________________

________________

__________________________________

________________

__________________________________

__________________

__________________________________

*  Authority restricted; does not include: ______________________________________

APPENDIX B

Series of the Trust

Virginia Equity Fund

APPENDIX C

Agents of the Custodian

The following agents are employed currently by The Huntington National Bank for securities processing and control.

The Depository Trust Company (New York)

7 Hanover Square

New York, NY 10004

The Federal Reserve Bank

Cleveland Branch

Bank of New York

1 Wall Street

New York, NY 10286

(For Foreign Securities and certain non-DTC eligible Securities)

APPENDIX D

Mutual Fund Custody Model

APPENDIX D TO EXHIBIT 1.G.

Mutual Fund Custody Model

Overview of Mutual Fund Custody Model

Virginia Equity Fund will contract to The Huntington National Bank (HNB), the custodian bank, all responsibility to maintain detailed custodial records for the Fund identified on page 3 under the heading “Account Name and Number Matrix”.  The Fund and/or The Fund’s Service Provider will receive and review all reporting to ensure that adequate accountability controls are maintained.

The custodian responsibilities include:

➢

Maintain detail accounting of all investment transactions and balances on internal accounting system for all mutual fund company assets.

➢

Provide reporting to the Fund and/or The Fund’s Service Provider for completion of daily activity reconciliation with the accounting system.

➢

Ensure all trade transactions settle within the mutual fund company guidelines.

➢

Maintain accurate records containing all electronic and hard copy instructions required that satisfy the mutual fund company’s audit requirements and record retention requirements of 7 years.

➢

Provide summary and detail for transaction and position information to Fund and/or The Fund’s Service Provider for updates into Fund and/or The Fund’s Service Provider’s accounting system.

The Fund and/or The Fund’s Service Provider will maintain accounting records and will balance to HNB’s trust accounting records.  HNB will provide daily reporting to the Fund and/or The Fund’s Service Provider.

References to specific times and deadlines contained herein are based on the time in Columbus, Ohio.

Mutual Fund Account Structure

Account Structure

HNB must maintain trust accounts corresponding to the Fund structure.

The Fund and/or The Fund’s Service Provider will maintain a separate set of accounts for each individual mutual fund. A control environment will be established by allowing Fund and/or The Fund’s Service Provider to reconcile total cash and book value in the mutual fund accounts to cash and book value at HNB.

Special Account Characteristics

HNB will establish accounts and use FIFO lots for sales. The Fund will establish DDA accounts for movement of cash.  Unless indicated otherwise, idle cash in the HNB custody account will be invested in Huntington Money Market Fund.

Sweep Account Structure

Huntington Money Market Fund will be utilized as the sweep vehicle for the mutual fund accounts unless indicated otherwise.  The Fund will instruct HNB via e-mail of instructions to move cash to and from the HNB custody account and the HNB DDA account

Securities Lending

In the event the Fund has entered into a securities lending agreement with the Huntington, the Fund will notify the Securities Lending department at HNB via e-mail of all known sales traded but not settled at the end of each business day.

The e-mail address to which this information should be sent:

securities.lending@huntington.com

Cost Process

Individual lots are maintained based on acquisition date.  HNB uses the FIFO cost methodology for all lots in all accounts.

Account Name and Number Matrix

HNB Account Number	Mutual Fund Account Name	Fund Account Number

TBD	Virginia Equity Fund

Daily Activity Reconciliation

Activity Reconciliation Process

The Fund and/or The Fund’s Service Provider will balance Fund activity with HNB activity on a daily basis.

HNB will receive from the Fund and/or The Fund’s Service Provider an electronic copy of the Fund accounting report detailing all cash and security trades to be executed for that day by 8:00 a.m. The report will detail all cash and securities transactions segregated by Fund.  The information will be sent electronically (flat file), or on an emergency basis in hard copy form. Any trades received after the cut-off time will be handled by HNB on a “good faith” basis. Daily overnights will be available by 9:00 a.m.

HNB will provide to the Fund and/or The Fund’s Service Provider a copy of their projected activity report by 9:00 a.m. for that day’s activity.  The report will detail all cash and securities transactions segregated by individual Fund account.

By 11:00 a.m. or one half hour after receipt of the Fund file if received after 1:00 p.m., the Fund and/or The Fund’s Service Provider will reconcile their Fund account projected activity to the Fund transaction activity report and detail any discrepancies to HNB.

HNB will provide daily activity transaction reports utilizing the following categories:

Trades:	CUSIP/SEDOL Number
Principal amount
Net settlement amount
Income:	Interest
Dividends Cusip
Principal:	Principal paydown
Principal payups (excluding TIPS)
Maturity proceeds Cusip
Corporate Actions:	All corporate action activity affecting cost, cash, and units
Fund Transfers:	Movement of securities between trust accounts
Money Market:	Daily net money market transaction
Other DDA Transactions:	Other DDA transactions, such as movement of funds between the accounts, lockbox deposits and checks issued, will need to be considered when determining the balance available for short-term investment.

Fund and/or The Fund’s Service Provider will log all unresolved cash and security activity discrepancies on a daily basis.

If HNB and Fund and/or The Fund’s Service Provider do not agree on cash activity, every effort will be made to resolve the discrepancy same day (prior to money market deadlines).  In cases where research will not be completed same day, HNB will post transactions to the individual trust account based on depository and internal records and will not be obligated to post client figures until research has demonstrated the posting is incorrect.

Both HNB and Fund and/or The Fund’s Service Provider will be responsible for researching the exceptions and following up to ensure timely resolution.

Once HNB and Fund and/or The Fund’s Service Provider have agreed on the daily activity and the list of any exceptions, HNB will sweep residual cash to the money market investment unless otherwise indicated.

Control Reporting

HNB and Fund and/or The Fund’s Service Provider will generate a daily Master Outage Summary Report spreadsheet to report cash activity outages.

HNB and Fund and/or The Fund’s Service Provider are jointly responsible for timely research and resolution of activity discrepancies.

The Master Outage Summary Report will detail the following categories:

•

Fund name and number

•

Outage date

•

Transaction type

•

Dollar amount

•

Custodian dollar amount

•

Cusip/SEDOL number

•

Asset description

•

Net difference

•

Status comments

The Fund and/or The Fund’s Service Provider and HNB will monitor the confirmed reconciliation report and ensure timely resolution of outages.   Outages outstanding over thirty days will require Senior. management intervention to ensure contractual compliance.

Lines of Communication

Short Term Operating Cash

All transfers to and from the DDA(s) will be run in the Fund Custody Account.  All disbursements will be made from the Fund Custody Account.

Per the daily activity reconciliation process, the HNB administrator and the Fund and/or The Fund’s Service Provider representative will agree on the preliminary available cash by 11:00 a.m.

Corporate Actions

HNB and Fund will post all corporate actions utilizing the posting policies as listed below:

Stock Splits:  HNB follows industry standard practice by paying on  Ex-Date.  On splits (stock dividends which are greater than 10%) the Ex-Date is usually the first business day after the payable date. This protects the value of the client’s shares up through the payable date.  On the Ex-Date the share value is reduced in the market place by the amount of the split.  However at that same time, the shareholder should receive his/her split shares.  This keeps the shareholder’s investment valuation the same as prior to the split, barring any other market fluctuations.  By paying a split on the Ex-Date, this allows for the fact that an asset can be sold (trade date) on the Payable Date and not be entitled to receive the split shares.

Stock Dividends:  Stock Dividends are paid on the Payable Date.  Stock Dividends (10% or less) do not usually have a late Ex-Date.

Spin–Off :  Spin–Offs are paid on the Ex-Date.

Reverse Splits:  Reverse Splits are paid when HNB receives credit for the split, which is usually, but not always, on the Ex-Date.

Mergers:  Mergers are adjusted to accounts when HNB receives credit for the merger, or in the case of a certificate, when HNB receives the new certificate from the transfer agent.

Tender Offers:  Tender Offers are adjusted to accounts when HNB receives credit.  As with the case of a Merger, the Effective Date is usually meaningless as a Tender Offer often times is extended.  Some Tender Offers are also “pro-rated” meaning that not all of the tendered shares will be accepted, only a portion of those shares.

Optional Dividends:  Optional Dividends are paid on the date that HNB receives credit from the paying agent.

Full and Partial Calls:  Calls are also paid on the date HNB receives payment from the paying agent.

Class Actions:  Class Actions can take years to be finalized by the court system.  As such, credit to eligible accounts is not paid until HNB has actually received the proceeds from the courts.

HNB will generate a courtesy copy of all corporate voluntary action notifications requiring a response by a stated deadline to Fund’s Investment Managers.   Notification will be by e-mail with receipt-reply verification.

The Fund’s Investment Managers will send a response via e-mail with receipt-reply verification to HNB as currently listed:

mutualfund.custody@huntington.com

No response from the Fund’s Investment Managers will mean that no action will be taken by HNB, and any stated default actions will automatically occur.

If necessary, HNB will send via email a copy of all voluntary corporate action responses that affect holdings and/or cash flows to The Fund’s Service Provide.

Class Action Lawsuits

HNB will notify The Fund’s Service Provider when they have filed on the Fund’s behalf for Class Action lawsuits.

Daily Pricing

Equity securities will be priced daily by HNB subject to the available daily rates provided by IDSI (Muller).

Asset Accounting Position Reconciliation

Reconciliation Process

Fund and/or The Fund’s Service Provider will be responsible for reconciling positions on, minimally, a weekly basis.

In this process Fund and/or The Fund’s Service Provider will identify, log, and research all asset outages between the Fund and HNB by individual trust account. Should additional research be needed they will fax outstanding issues log to HNB complete with comments by noon to ensure a reply by HNB by 11:00 am the following day.

HNB will review, log, and research all asset outages between HNB and Fund by individual fund.  HNB will fax their status comments on the issues log to the Fund and/or The Fund’s Service Provider on a daily basis by 11:00 a.m.

Fund and/or The Fund’s Service Provider will track and monitor all outstanding asset outages on an ongoing summary report.

The  summary report will include the following:

•

Fund name and number

•

Outage date

•

Retirement system units

•

Custodian units

•

Cusip/SEDOL number

•

Asset description

•

Share difference

•

Status comments

HNB and Fund and/or The Fund’s Service Provider are jointly responsible for timely research and resolution of position discrepancies.

Bloomberg will be considered the benchmark for resolving pay down issues.

On a per asset basis, a difference of one dollar or less will not be viewed as material.

Trade Processing

The Fund will send to both HNB and The Fund’s Service Provider a listing of all Portfolio Managers, both internal and external, authorized by the Fund to execute trades on its behalf.  This list will be updated for the termination of a Manager, or for the addition of a Manager prior to the effective date of the Manager change.

In addition, the Fund will send to HNB and The Fund’s Service Provider a list of all persons approved by the Fund to authorize the purchase or sale of investments.  This list will be updated when there is any change in authorization.

Trade Execution

Trade Date

Fund Portfolio Managers write-up a trade ticket and give to their brokers who, in turn, execute the trade.

No Later Than Trade Date + 1

When assets are DTC eligible, Fund Portfolio Managers affirm trades confirmed by their chosen brokers through the DTC ID System.  The Fund’s Service Provider downloads affirmed trades automatically into their accounting system by specific fund.

Portfolio Managers who do not affirm trades will forward copies of trade tickets to the Fund and/or The Fund’s Service Provider who will manually verify trades against DTC Confirmations entered by the brokers. Upon trade verification the Fund and/or The Fund’s Service Provider will instruct HNB to affirm the DTC ID Confirm using electronic file from advisors, designated by Fund.

In this latter case, if a trade discrepancy is found, the Fund and/or The Fund’s Service Provider will contact the trader to get a corrected trade ticket or await a cancel and rebill.

A report from the Fund and/or The Fund’s Service Provider accounting system is compared to the DTC affirmed trade listing or the trade tickets by 9:00 a.m. to ensure data accuracy.

An authorized person for the Fund will send HNB a listing of all approved transactions via e-mail.  The e-mail will contain the following language:  “The attached listing contains transactions authorized by the ‘Fund’.”  Any necessary files will be attached.  HNB will provide an electronic receipt of the transmission.  HNB will also provide a method of storing these communications for not less than seven years.

Trade Communication:

This represents current NYSE operating procedure.

HNB and Fund will adhere to NYSE Rule 387, which states in part that “That client or its agent shall utilize the facilities of securities depository for confirmation, acknowledgment, and book entry settlement of all depository eligible transactions.”

➢

All eligible trades that are affirmed by the industry deadlines will automatically load into the Custodial Bank's system and settle through the appropriate depository as required by NYSE Rule 387.

➢

NYSE Rule 387 dictates that custodial Banks not accept physical delivery of depository eligible issues presented by member brokers.

➢

When a clearing broker/agent is used to settle a trade, all brokers must ensure that a trade confirmation is coded to indicate the originating broker.

The Fund will work with its investment managers to have all transactions placed through member brokers on the DTC confirmation system (or other industry-accepted confirmation methods) by no later than the industry standard of noon on trade date plus one (T+1). Additionally, the Fund will facilitate the affirmation of depository eligible and non-eligible transactions by no later than noon on the later of settlement minus one (S-1) or trade date plus two (T+2). The Fund will notify HNB of all T+1 transactions as soon as possible after trade notification is received from the investment manager.  HNB will not be responsible for compensation interest due if notification is received after noon on S-1.

HNB will accept DTC affirmed confirmation as authorized instruction to settle trades. HNB will accept electronic or hard copy resolutions from the Fund for non-standard trade settlement.

Non-standard settlements, i.e. exceptions to the use of the DTC ID system, include, but are not limited to:

➢

Global (non US denominated) Securities

➢

Same day cash trading, e.g. commercial paper

➢

Real estate/venture capital

➢

Trades not affirmed on the DTC confirmation system

➢

Physical trade settlement

➢

Financial Futures

➢

Call Options

➢

Commingled portfolios

All pre-settlement trade communication will be between the Fund and HNB.  HNB will be authorized to receive and act on trade instructions directly from the Fund.

Trade Settlement:

HNB will ensure all domestic trades settle within industry-accepted standards (contractual basis). However, the following trades will settle delivery versus payment:

➢

Real estate/venture capital

➢

Certain international trade settlement

➢

Trades in open-ended mutual funds

➢

Non standard depository settlement, e.g. late commercial paper settlement

➢

In-kind trades

➢

Securities Lending transactions (if applicable)

HNB will maintain a report detailing all failing trades and be responsible for providing the failed trade information to the Fund or The Fund’s Service Provider by noon on the first business day after the fail. Any trade failing for over thirty days will be considered an exception and require the Fund’s intervention.  HNB will report weekly the following summary information for failed trades:

•

Account number

•

Account name

•

Trade date

•

Settlement date

•

CUSIP/SEDOL number

•

Asset description

•

Shares/Par Value

•

Dollar amount

•

Delivering broker

•

Status comment

Daily Procedures

Purchases and Sales

HNB will rely on the Fund to provide purchase and sale instructions via a hard copy trade resolution.  The trade resolution must indicate the following information:

Bank account number

Asset name

Units affected

Trade settlement date

Wiring instructions

Capital Income & Realized Gain/Loss

After HNB and the Fund complete the daily cash balancing process, HNB will process the wire transfer through the HNB trust wire account into the appropriate advisor account. HNB will report problems receiving or delivering settlement wires to the Fund and/or The Fund’s Service Provider.

Structural Changes

The Fund will notify HNB and The Fund’s Service Provider in the event of any structural changes.  Examples of structural changes are:

•

Addition/Termination of a portfolio manager or bank account

•

Change in accounting method

•

Addition/Termination of an investment instrument

The Fund must notify HNB and The Fund’s Service Provider of the structural changes planned at least three business days prior to the effective date via letter, memo or electronic notification.

The notification must contain all pertinent information such as effective date, portfolio managers and bank accounts involved, and a contact name for questions.

HNB will notify The Fund’s Service Provider of new account numbers prior to initial activity.

Daily Cash Flow Transactions (Other Than Trades)

The Fund’s Service Provider will receive notification of any transactions not related to trades.  Examples of these types of transactions are:

•

Sweep Transfer Letters

•

Accrued Sweep Interest

•

Manager/Bank Fees

Securities Lending Income

HNB will be responsible for notifying the Fund and The Fund’s Service Provider of any securities lending income that is posted to their account as part of the Activity Reconciliation Process described earlier.

Reporting to The Fund’s Service Provider

HNB will provide The Fund’s Service Provider custodial information on a daily basis that includes position and transaction information both on a summary and detailed level.

Daily Position Report - Detail

The report details end of day positions by individual Fund investment portfolios and pertinent investment data.  The Daily Position Report will include the following investment information.

Bank Field

Statement date

Bank trust account number

Bank short account name

Asset Name

Asset Cusip/SEDOL number

Security interest rate

Security maturity date

Security payment frequency

Security acquisition date

Shares / Par value

Original Cost

Book Value**

Purchase Accrued Interest

**Contains Trust Cash and Money Market investment values

Daily Position Report - Summary

The report summarizes end of day positions by individual Fund investment portfolios and pertinent investment data.  The Daily Position Report will include the following investment information.

Bank Field

Statement date

Bank trust account number

Bank short account name

Shares / Par value

Original Cost

Book Value**

Purchase Accrued Interest

**Contains Trust Cash and Money Market investment values

Daily Transaction Report – Detail

The report details all investment-related transactions posting to the Fund investment funds.  The Daily Transaction Report is sorted by each individual trust account and will have subtotals by transaction activity type.

The Daily Transaction Report will include the following investment transaction information.

Bank Field

Statement date

Bank trust account number

Bank short account name

Transaction type code

Transaction type name

Div/Int flag

Cusip/SEDOL number

Asset description

Shares/Par

Price

Settlement Amount Purchased

Accrued interest

Cost/Principal

Interest/Dividend Income

Gain/Loss

Bank Transaction Number

Daily Transaction Report – Summary

The report summarizes all investment-related transactions posting to the Fund investment funds.  The Daily Transaction Report is sorted by each individual trust account and shows subtotals by transaction activity type.

The Daily Transaction Report will include the following investment transaction information:

Bank Field

Statement date

Bank trust account number

Bank short account name

Transaction type code

Transaction type name

Div/Int flag

Shares/Par

Settlement Amount Purchased

Accrued Interest

Cost/Principal

Interest/Dividend Income

Gain/Loss

Cash Transfers

The Fund will be responsible for initiating outbound wire transfers (wires, ACH, transfers between Fund DDA accounts) with HNB’s wire room.  The Fund will be responsible for notifying HNB with the appropriate wire transfer amounts and transfers instructions on an authorized funds transfer request.

APPENDIX E

Mutual Fund Custody Fees

Appendix E to Exhibit 1.G. - Virginia Equity Fund
Huntington National Bank
Custody Services
Schedule of Fees

Transaction Fee:
DTC & Fed Eligible Items	$9.00/Transaction
Non-DTC & Fed Eligible Items	$22.00/Transaction
Mortgage Backed Securities & Private Placements	$20.00/Transaction
Mortgage Backed Securities & Private Placement Payments	$5.00/Payment
Options	$20.00/Transaction
Repurchase Agreements	$9.00/Transaction
Foreign Securities (depending on country)	$15-200.00/Transaction*

Administrative Domestic Fee
First $50 million of Market Value	2.00 Basis Points	50 million of Market Value
On Next $50 million of Market Value	1.75 Basis Points	50
In Excess of $100 million of Market Value	1.25 Basis Points	100

Monthly Minimum Fee Per Fund Account	$350/Account

Wire Transfer Fee:
Incoming/Outgoing Wires	$15.00/transaction

Physical Check Fee:
Physical Check	$10.00/check

Funds Transfer Fee:
To/From DDA & trust account(s)	No Charge

Internet Access:
Online access to trust account activity	No Charge

Reporting
Custom
$150/ hour
Statements
Standard	No Charge
Online	No Charge
Custom	$10/ statement

Note: Other fees may be assessed for special handling and miscellaneous services.